UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 28, 2022
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              Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

          200 State Street, Beloit, Wisconsin 53511-6254
(Address of Principal Executive Offices, Including Zip Code)

Registrant's Telephone Number: (608) 364-8800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.

On March 28, 2022, Regal Rexnord Corporation, a Wisconsin corporation (the “Company”), Land Newco, Inc., a wholly-owned indirect subsidiary of the Company (“Land”) and the other subsidiary borrowers party thereto entered into a Second Amended and Restated Credit Agreement (the “New Credit Agreement”) with a syndicate of financial institutions, as lenders, JPMorgan Chase Bank, N.A., U.S. Bank National Association, Wells Fargo Securities, LLC, BofA Securities, Inc. and PNC Capital Markets, LLC, as joint lead arrangers and joint bookrunners, and U.S. Bank National Association, Wells Fargo Bank N.A., Bank of America, N.A. and PNC Bank, National Association, as co-syndication agents, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. Capitalized terms used but not defined herein have the meanings ascribed thereto in the New Credit Agreement.

The New Credit Agreement (i) replaces in its entirety the Amended and Restated Credit Agreement, dated as of August 27, 2018, as amended by that First Amendment, dated March 17, 2021, among the Company and other parties thereto and (ii) amends and restates in its entirety the Amended and Restated Credit Agreement, dated as of October 4, 2021, among Land and the other parties thereto (collectively, the “Existing Credit Agreements”).

The New Credit Agreement will provide for, among other things, an extension of the maturity date of the revolving credit facility and term loans provided under the Existing Credit Agreements. The credit facilities extended under the New Credit Agreement shall consist of (i) an unsecured Term A-1 Loan in the initial principal amount of up to $550,000,000, maturing on March 28, 2027; (ii) an unsecured Term A-2 Loan in the initial principal amount of $486,827,669, under which Land shall remain the borrower, maturing on March 28, 2027; and (iii) an unsecured Revolving Loan in the initial principal amount of up to $1,000,000,000, maturing on March 28, 2027 (collectively, the “Facilities”). Interest for benchmark rate loans is calculated based on a SOFR benchmark rate, plus a margin spread to be adjusted quarterly based on the Company’s Funded Debt to EBITDA Ratio.

The New Credit Agreement provides that the Company shall have a Funded Debt to EBITDA Ratio as of the end of any fiscal quarter of not greater than 3.75 to 1.00. The maximum Funded Debt to EBITDA Ratio shall increase, however, to a maximum of 4.25 to 1.00 for any four fiscal quarter period following the consummation of an acquisition of at least $75,000,000, subject to certain restrictions. The New Credit Agreement also provides that the Company shall have an Interest Coverage Ratio as of the end of any fiscal quarter of not less than 3.00 to 1.00. The New Credit Agreement also contains a number of restrictions on the Company and its Significant Subsidiaries, including restrictions on their ability to merge, sell assets, incur debt, or create or incur liens on assets. The Company’s obligations under the New Credit Agreement are guaranteed by the Subsidiary Guarantors.

The Company will use the Facilities to refinance the Existing Credit Agreements, pay fees, costs, and other expenses incurred therewith, and to fund working capital needs and for general corporate purposes of the Company and its subsidiaries.

The summary set forth above is not intended to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report regarding the entry into of the New Credit Agreement is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.
(a)    Not Applicable
(b)    Not Applicable
(c)    Not Applicable
(d)    Exhibits. The following exhibits are being furnished herewith:

Exhibit Index

Exhibit Number	Exhibit Description
10.1
Second Amended and Restated Credit Agreement, dated March 28, 2022, among Regal Rexnord Corporation, Land Newco, Inc., the other subsidiary borrowers party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: March 31, 2022          By: /s/ Thomas E. Valentyn
Thomas E. Valentyn
Vice President, General Counsel and Secretary